Exhibit 99.1

Confidential	-1-	2/3/2009
Illumina Reports Financial Results for Fourth Quarter and Fiscal Year 2008
Fourth Quarter Revenue Increases 43%; Fiscal Year Revenue Increases 56%
San Diego, Calif., February 3, 2009 — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the fourth quarter and fiscal year 2008.
For the fourth quarter of 2008, Illumina reported revenue of $160.9 million, a 43% increase over the $112.6 million reported in the fourth quarter of 2007 and a 7% increase over revenue of $150.3 million in the third quarter of 2008. This represents the Company’s 30th consecutive quarter of revenue growth. The Company reported GAAP net income for the quarter of $28.9 million, or $0.22 per diluted share, compared to a GAAP net loss of $4.1 million, or ($0.04) per basic and diluted share in the comparable period of 2007. The GAAP net loss in the fourth quarter of 2007 was attributable to the recognition of litigation settlement expenses. GAAP net income for the fourth quarter of 2008 included non-cash charges of $11.8 million in stock compensation expense associated with SFAS No. 123R, $2.7 million attributable to the amortization of intangible assets and $0.9 million of accrued contingent compensation associated with the acquisition of Avantome, Inc. Excluding the impact of these specified items, and net of pro forma tax expense, Illumina’s net income on a non-GAAP basis for the fourth quarter of 2008 was $39.4 million, or $0.31 per diluted share, compared to $22.5 million, or $0.19 per diluted share, for the fourth quarter of 2007.
Gross margin in the fourth quarter of 2008 was 64.4% compared to 63.8% in the comparable period of 2007. Excluding the effect of the amortization of intangibles and non-cash charges associated with stock compensation, non-GAAP gross margin was 66.7% for the fourth quarter of 2008 compared to 65.5% in the prior year period.
Research and development (R&D) expenses for the fourth quarter of 2008 were $28.3 million compared to $20.1 million in the fourth quarter of 2007. R&D expenses include $3.8 million and $3.0 million of non-cash stock compensation expense in the fourth quarter of 2008 and 2007, respectively, as well as $0.9 million of accrued contingent compensation associated with the Avantome acquisition completed during the third quarter of 2008. Excluding these charges, R&D expenses as a percentage of revenues were 14.7% compared to 15.2% in the prior year period.

Confidential	-2-	2/3/2009
Selling, general, and administrative (SG&A) expenses for the quarter were $39.2 million compared to $30.0 million for the fourth quarter of 2007. SG&A expenses include $6.9 million and $5.4 million of non-cash stock compensation expense in the fourth quarter of 2008 and 2007, respectively. Excluding these charges, SG&A expenses as a percentage of revenues were 20.1% compared to 21.9% in the prior year period.
The Company generated $49.4 million in cash flow from operations during the fourth quarter of 2008, compared to $11.9 million in the comparable quarter of 2007. Depreciation and amortization expenses were $7.7 million and capital expenditures were $14.6 million during the quarter. During the quarter, the Company repurchased 3.1 million shares of common stock outstanding for a total of $70.8 million. Net of this repurchase, the Company ended the quarter with $687.3 million in cash and investments compared to $701.2 million as of September 28, 2008.
Fiscal 2008
For the fiscal year 2008, the Company reported revenue of $573.2 million, a 56% increase over the $366.8 million reported in fiscal 2007. On a GAAP basis, the Company reported net income of $50.5 million or $0.38 per diluted share compared to a GAAP net loss of $278.4 million or $2.57 per share in 2007. 2008 GAAP net income included non-cash charges of $47.7 million related to stock compensation expense, $24.7 million for the write off of in-process research and development associated with the acquisition of Avantome, Inc., $10.4 million attributable to the amortization of intangible assets, $4.1 million associated with the write-off of manufacturing equipment, and $1.5 million of accrued contingent compensation associated with the acquisition of Avantome, Inc. Excluding the impact of the non-cash items listed above and net of pro forma tax expense, Illumina’s non-GAAP net income was $118.0 million, or $0.93 per diluted share, compared to $71.9 million, or $0.62 per diluted share in fiscal 2007.
Gross margin for fiscal 2008 was 61.6%, compared to 63.2% in fiscal 2007. Excluding non-cash charges associated with stock compensation, the amortization of intangible assets, the write-off of manufacturing equipment, and certain acquisition related expenses, non-GAAP gross margin was 65.0% in fiscal 2008 compared to 65.3% in fiscal 2007.

Confidential	-3-	2/3/2009
R&D expenses for fiscal 2008 were $100.0 million compared to $73.9 million in fiscal 2007. R&D expenses for 2008 included non-cash stock compensation expense of $14.1 million compared to $10.0 million in 2007. 2008 R&D expenses also included $1.5 million of accrued contingent compensation associated with the acquisition of Avantome, Inc. SG&A expenses for fiscal 2008 were $148.0 million compared to $101.3 million in 2007 and included $28.5 million and $19.4 million of non-cash stock compensation expense respectively.
The Company generated $51.1 million in cash from operations in 2008 which included $90.5 million in litigation settlement payments. Excluding these payments, the Company generated $141.7 million in cash from operations. Depreciation and amortization expenses for the year were $27.7 million and capital expenditures were $59.7 million.
Highlights since our last earnings release:
•	Forbes ranked Illumina #1 on its list of Fastest-Growing American Technology Companies for the second time in the past three years.

•	Entered into a strategic alliance with Oxford Nanopore Technologies (“Oxford Nanopore”) including a commercialization agreement under which Illumina will exclusively market, sell, distribute, and service BASE(™) Technology products developed by Oxford Nanopore for DNA sequencing into the research and diagnostic markets on a worldwide basis. In addition to the commercialization agreement, Illumina also made an $18 million equity investment into Oxford Nanopore.

•	Launched the Infinium HD HumanCytoSNP-12 BeadChip, a 12 sample BeadChip priced as low as $125 per sample that enables researchers to analyze nearly 300,000 genetic markers per sample that target all known cytogenetic abnormalities.

•	Launched the Infinium HD iSelect Custom Genotyping platform which enables researchers to screen between 3,000 to 200,000 custom SNPs in human or non-human species across 12 samples on one BeadChip. The first commercially available products made with the Infinium HD iSelect technology include the OvineSNP50 and PorcineSNP60 BeadChips. The new panels were developed in collaboration with leading researchers at international consortia and utilized Illumina’s Genome Analyzer, public databases, and other marker discovery approaches for content selection.

•	Announced that researchers at Duke University Medical Center will utilize Illumina’s Genome Analyzer to study the resistance to HIV infection among 50 individuals that were highly exposed to the virus, but who remain uninfected. As part of this study, Duke University researchers will sequence the complete genome of at least 50 individuals.

•	Announced that researchers at the Beijing Genomics Institute (BGI), Shenzhen completed the de novo sequence of the giant panda genome. Exclusively using Illumina’s Genome

Confidential	-4-	2/3/2009
Analyzer, a small team of scientists—in one month—produced 150 gigabases of sequence that was used to assemble the three gigabase genome.

•	Launched the Infinium HD Human660W-Quad BeadChip, a 4 sample BeadChip that features 2.6 million genetic markers and was developed in collaboration with The Centre for Applied Genomics at the Hospital for Sick Children in Toronto and the Wellcome Trust Sanger Institute. This BeadChip adds markers to the HumanHap550+to target over 5,000 regions in the human genome known to be associated with copy number variation (CNV).

•	Shipped 11 additional Genome Analyzers (GA) to the Wellcome Trust Sanger Institute, bringing their total number of GAs to 37. The additional systems will support the Sanger Institute’s many initiatives, such as its contribution to the 1000 Genome Project, which requires economical, accurate, and rapid sequence generation.

•	The Company was added to the NASDAQ-100 Index and Illumina stock was added to the PowerShares QQQ Trust (NasdaqGM: QQQQ).

•	Appointed Mark Lewis to Senior Vice President of Development and appointed Bill Bonnar to Senior Vice President of Operations.
Financial Outlook and Guidance
The non-GAAP financial guidance discussed below excludes non-cash charges resulting from stock compensation expense, the incremental interest expense of the Company’s convertible debt associated with the adoption on January 1, 2009 of FASB Staff Position No. APB 14-1 “Accounting for convertible debt instruments that may be settled in cash upon conversion” (including partial cash settlement)(FSP APB 14-1), amortization expense related to intangible assets, the accrual of contingent compensation related to the Avantome acquisition, and the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay (see table which reconciles these non-GAAP financial measures to the related GAAP measures).
We expect revenue for 2009 between $690 and $720 million, representing year-over-year growth between 20% and 26%. We expect our gross margin percentage to be in the mid 60s. We expect earnings per fully diluted share between $1.10 and $1.20. We expect the full year pro forma tax rate to be approximately 33% and stock compensation expense of approximately $60 million or a tax adjusted amount of $0.30 per fully diluted pro forma share. The Company expects full year weighted average diluted shares outstanding for the measurement of pro forma amounts to be approximately 133 million.

Confidential	-5-	2/3/2009
For the first quarter of 2009, we expect revenues between $158 and $164 million. We expect earnings per fully diluted share of $0.23 to $0.26 assuming approximately 131 million shares. We expect stock compensation expense during the first quarter of approximately $14 million or a tax adjusted amount of $0.07 per fully diluted pro forma share.
Quarterly Conference Call Information
The conference call will begin at 2:00pm Pacific Time (5:00pm Eastern Time) on Tuesday, February 3, 2009. Interested parties may listen to the call by dialing 866.713.8562 (passcode: 30515169), or if outside North America, by dialing +1.617.597.5310 (passcode: 30515169). Individuals may access the live teleconference under the “Corporate/Investor Information” tab of Illumina’s web site at www.illumina.com.
A replay of the conference call will be available from 4:00pm Pacific Time (7:00pm Eastern Time) on February 3, 2009 through February 10, 2009 by dialing 888.286.8010, or if outside North America, by dialing +1.617.801.6888 (passcode: 80494836).
About Illumina
Illumina is a leading developer, manufacturer, and marketer of next-generation life science tools and integrated systems for the large scale analysis of genetic variation and biological function. Using our proprietary technologies, we provide a comprehensive line of products and services that currently serve the sequencing, genotyping, and gene expression markets, and we expect to enter the market for molecular diagnostics. Our customers include leading genomic research centers, academic institutions, agriculture and livestock companies, pharmaceutical companies, clinical research organizations and biotechnology companies. Our tools provide researchers around the world with the performance, throughput, cost effectiveness and flexibility necessary to perform the billions of genetic tests needed to extract valuable medical information from advances in genomics and proteomics. We believe this information will enable researchers to correlate genetic variation and biological function, which will enhance drug discovery and clinical research, allow diseases to be detected earlier and permit better choices of drugs for individual patients.
Statement Regarding Use of Non-GAAP Financial Measures

Confidential	-6-	2/3/2009
The Company reported non-GAAP results for diluted net income per share, net income, gross margins, operating margins, cash flow from operations and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company’s financial results under GAAP include substantial non-cash charges related to stock compensation expense, a charge for the impairment of manufacturing equipment, the amortization of intangible assets, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules, acquired in-process research and development expense related to the Company’s acquisitions of Avantome, Inc. in August 2008 and Solexa, Inc. in January 2007 and compensation expense related to contingent consideration due to stockholders of Avantome, Inc. Per share amounts exclude the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these non-cash charges provides useful supplemental information to investors that facilitates analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are Illumina’s ability (i) to develop and commercialize further our BeadArray™, VeraCode®, and Solexa® technologies and to deploy new sequencing, gene expression, and genotyping products and applications for our technology platforms, (ii) to manufacture robust instrumentation and reagents technology, together with other factors detailed in our filings with the Securities and Exchange Commission including our recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and

Confidential	-7-	2/3/2009
time of which are released beforehand. We disclaim any intent or obligation to update these forward-looking statements beyond the date of this release.
# # #
CONTACT:

Investors:	Peter J. Fromen	Media:	Maurissa Bornstein
	Sr. Director, Investor Relations		Public Relations Manager
	858.202.4507		858.332.4055
	pfromen@illumina.com		mbornstein@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 28, 2008	December 30, 2007
ASSETS

Current assets:
Cash and cash equivalents	$327,024	$174,941
Short-term investments	313,051	211,141
Accounts receivable, net	133,266	83,119
Inventory, net	73,431	53,980
Current portion of deferred tax assets	8,635	26,934
Prepaid expenses and other current assets	9,530	12,640

Total current assets	864,937	562,755

Property and equipment, net	89,436	46,274
Long-term investments	47,235	—
Goodwill	228,734	228,734
Intangible assets, net	47,755	58,116
Long-term deferred tax assets	78,321	80,245
Other assets, net	20,682	11,608

Total assets	$1,377,100	$987,732

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$29,204	$24,311
Litigation settlements payable	—	90,536
Accrued liabilities	80,355	50,852
Current portion of long-term debt	399,999	16

Total current liabilities	509,558	165,715

Long-term debt	—	400,000
Other long-term liabilities	18,946	10,339
Stockholders’ equity	848,596	411,678

Total liabilities and stockholders’ equity	$1,377,100	$987,732

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 28,	December 30,	December 28,	December 30,
	2008	2007	2008	2007

Revenue:
Product	$152,836	$101,116	$532,390	$326,699
Service and other	8,091	11,489	40,835	40,100

Total revenue	160,927	112,605	573,225	366,799

Costs and expenses:

Cost of product revenue (a)	52,107	36,555	192,868	119,991
Cost of service and other revenue (a)	2,547	3,543	12,756	12,445
Research and development (a)	28,339	20,050	99,963	73,943
Selling, general and administrative (a)	39,205	30,020	148,014	101,256
Impairment of manufacturing equipment	—	—	4,069	—
Amortization of intangible assets	2,653	662	10,438	2,429
Acquired in-process research and development	—	—	24,660	303,400
Litigation settlements	—	54,536	—	54,536

Total costs and expenses	124,851	145,366	492,768	668,000

Income (loss) from operations	36,076	(32,761)	80,457	(301,201)

Interest and other income, net	3,593	3,373	10,449	12,416

Income (loss) before income taxes	39,669	(29,388)	90,906	(288,785)

Provision (benefit) for income taxes	10,730	(25,337)	40,429	(10,426)

Net income (loss)	$28,939	$(4,051)	$50,477	$(278,359)

Net income (loss) per basic share	$0.24	$(0.04)	$0.43	$(2.57)

Net income (loss) per diluted share	$0.22	$(0.04)	$0.38	$(2.57)

Shares used in calculating basic net income (loss) per share (b)	122,447	110,110	116,855	108,308

Shares used in calculating diluted net income (loss) per share (b)	131,301	110,110	133,607	108,308

(a)	Includes total share-based compensation expense for employee stock options and stock purchases:

	Three Months Ended		Year Ended
	December 28,	December 30,	December 28,	December 30,
	2008	2007	2008	2007

Cost of product revenue	$976	$1,144	$4,710	$4,045
Cost of service and other revenue	112	82	400	279
Research and development	3,797	2,983	14,086	10,016
Selling, general and administrative	6,933	5,407	28,492	19,406

Share-based compensation expense before taxes	$11,818	$9,616	$47,688	$33,746

(b)	Adjusted to reflect a two-for-one stock split effective September 22, 2008.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
Net cash provided by operating activities	$49,360	$11,853	$51,125	$56,294
Net cash used in (provided by) investing activities	(31,222)	68,382	(241,249)	(67,686)
Net cash used in (provided by) financing activities	(48,668)	30,444	338,418	148,292
Effect of foreign currency translation on cash and cash equivalents	2,335	155	3,789	(345)

Decrease (increase) in cash and cash equivalents	(28,195)	110,834	152,083	136,555
Cash and cash equivalents, beginning of period	355,219	64,107	174,941	38,386

Cash and cash equivalents, end of period	$327,024	$174,941	$327,024	$174,941

Calculation of Free Cash Flow (a):
Net cash provided by operating activities	$49,360	$11,853	$51,125	$56,294
Purchases of property and equipment	(14,554)	(9,087)	(59,693)	(24,343)

Free cash flow	$34,806	$2,766	$(8,568)	$31,951

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE:

	Three Months Ended		Year Ended
	December 28,	December 30,	December 28,	December 30,
	2008	2007	2008	2007
GAAP net income (loss) per share — diluted	$0.22	$(0.04)	$0.38	$(2.57)
Pro forma impact of weighted average shares	0.01	—	0.02	0.20
Adjustments to net income (loss), excluding share-based compensation	0.02	0.19	0.28	2.80
Pro forma impact of share-based compensation expense	0.06	0.04	0.25	0.19

Non-GAAP net income per share — diluted (a)	$0.31	$0.19	$0.93	$0.62

Shares used in calculating non-GAAP diluted net income per share (b)	128,044	117,756	126,836	116,860

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS):

GAAP net income (loss)	$28,939	$(4,051)	$50,477	$(278,359)
Share-based compensation expense	11,818	9,616	47,688	33,746
Impairment of manufacturing equipment	—	—	4,069	—
Amortization of intangible assets	2,653	662	10,438	2,429
Amortization of inventory revaluation costs	—	—	—	942
Acquired in-process research and development expense	—	—	24,660	303,400
Litigation settlements	—	54,536	—	54,536
Compensation expense (c)	919	—	1,531	—
Pro forma impact on tax expense:
share-based compensation	(4,397)	(5,362)	(15,844)	(11,005)
other pro forma adjustments	(499)	(32,929)	(5,014)	(33,746)

Non-GAAP tax expense (d)	(4,896)	(38,291)	(20,858)	(44,751)

Non-GAAP net income (a)	$39,433	$22,472	$118,005	$71,943

(a)	Non-GAAP net income per share and net income exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income per share and net income is a key driver of our core operating performance and a major factor in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

(b)	Adjusted to reflect a two-for-one stock split effective September 22, 2008.

(c)	Compensation expense represents the contingent consideration due to stockholders of Avantome, Inc. for post-combination services for a three year period contingent upon the primary stockholders’ continued employment. This expense is included within research and development on our statement of operations.

(d)	Non-GAAP tax expense is higher than GAAP tax expense because the pro forma adjustments increase net income. In addition, the impact of the Company’s release of its valuation allowance has been excluded from the three and twelve months ended December 30, 2007 for pro forma purposes.

Illumina, Inc.
Results of Operations — Non-GAAP (continued)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended		Year Ended
	December 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
GAAP gross margin	64.4%	63.8%	61.6%	63.2%
Share-based compensation expense	0.7%	1.1%	0.9%	1.2%
Impairment of manufacturing equipment	—	—	0.7%	—
Amortization of intangible assets	1.6%	0.6%	1.8%	0.7%
Amortization of inventory revaluation costs	—	—	—	0.2%

Non-GAAP gross margin	66.7%	65.5%	65.0%	65.3%

Research and development expense	17.6%	17.8%	17.4%	20.2%
Share-based compensation expense	(2.4%)	(2.6%)	(2.5%)	(2.7%)
Compensation expense	(0.6%)	—	(0.3%)	—

Non-GAAP research and development expense	14.7%	15.2%	14.7%	17.4%

Selling, general and administrative expense	24.4%	26.7%	25.8%	27.6%
Share-based compensation expense	(4.3%)	(4.8%)	(5.0%)	(5.3%)

Non-GAAP selling, general and administrative expense	20.1%	21.9%	20.9%	22.3%

GAAP operating margin	22.4%	19.3%	18.3%	15.5%
Share-based compensation expense	7.3%	8.5%	8.3%	9.2%
Impairment of manufacturing equipment	—	—	0.7%	—
Amortization of intangible assets	1.6%	0.6%	1.8%	0.7%
Amortization of inventory revaluation costs	—	—	—	0.2%
Compensation expense	0.6%	—	0.3%	—

Non-GAAP operating margin (a)	32.0%	28.5%	29.5%	25.5%

(a)	Non-GAAP operating margin excludes the effect of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance. Non-GAAP gross margin, included within the non-GAAP operating margin, is a key measure of the effectiveness and efficiency of our manufacturing processes, product mix and the average selling prices of our products and services.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flow — Non-GAAP
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP CASH FLOW FROM OPERATING ACTIVITIES:

	Year Ended
	December 28, 2008	December 30, 2007

Net cash provided by operating activities	$51,125	$56,294
Litigation settlements paid in cash (a)	90,536	—

Non-GAAP net cash provided by operating activities (b)	$141,661	$56,294

(a)	The Company made payments of $90.5 million during the first quarter of 2008 associated with two litigation settlement agreements.

(b)	Non-GAAP cash provided by operating activities is a key driver of our core operating performance. Management has excluded the cash effect of the litigation settlement payments to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Reconciliation of GAAP to Non-GAAP Financial Guidance Summary
The financial guidance provided below is an estimate based on information available as of February 3, 2009. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 28, 2008 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Diluted net income per share

Fiscal Year 2009
Non-GAAP	$1.10 - $1.20
Share-based compensation expense (a)	($0.29)
Other non-GAAP adjustments (b)	($0.19)

GAAP	$0.62 - $0.72

Q1 2009
Non-GAAP	$0.23 - $0.26
Share-based compensation expense (a)	($0.07)
Other non-GAAP adjustments (b)	($0.05)

GAAP	$0.11 - $0.14

(a)	Share-based compensation expense reflects the estimated impact on diluted net income per share for fiscal year 2009 and Q1 2009, net of tax effects.

(b)	Other non-GAAP adjustments reflect the estimated impact on diluted net income per share for fiscal year 2009 and Q1 2009 from the amortization of intangible assets, compensation expense for the contingent consideration due to stockholders of Avantome, Inc. and the amortization of the debt discount due to the application of the new guidance under FSP APB 14-1, net of tax effects. Additionally, these adjustments reflect the adjustment to the number of diluted shares due to the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay.